UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2019 (December 3, 2019)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listing.

As previously disclosed on June 5, 2019, Sequential Brands Group, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq’s requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), because for a period of 30 consecutive business days the bid price of the Company’s common stock has not closed at or above the minimum of $1.00 per share. The letter stated that pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company would be provided 180 calendar days, or until December 2, 2019, to regain compliance with Nasdaq Listing Rule 5550(a)(2).

The Company has provided Nasdaq written notice of its intention to cure the deficiency by effecting a reverse stock split, if necessary. Any such reverse stock split would require, among other things, approval from the Company’s stockholders. On December 3, 2019, the Company received a letter that the Company has not regained compliance with the $1.00 minimum bid price requirement. However, Nasdaq staff has determined that the Company is eligible for an additional 180 calendar days, or until June 1, 2020, to regain compliance. The determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement, and the Company’s intention to cure the deficiency. In order to regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the additional time period. During the additional time period, and subject to compliance with the Nasdaq’s other continued listing standards, the Company’s common stock will continue to be listed on Nasdaq. However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency during the second compliance period by June 1, 2020, then Nasdaq would provide notice to the Company that its common stock will be subject to delisting. Upon receipt of such notice, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to monitor its closing bid price for its common stock between now and June 1, 2020 and will consider its available options to resolve the Company’s noncompliance with the minimum bid price requirement in the event the closing bid price of its commons stock remains below $1.00 per share. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: December 6, 2019	By:	//s/ Peter Lops
	Name:	Peter Lops
	Title:	Chief Financial Officer